UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2014
U.S. Rare Earth Minerals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6430 Medical Center St., Suite 230, Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 503-551-1989

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 502(d).  Election of a new director, other than by shareholder vote.

On June 16, 2014, the Board of Directors of the Company elected Michael Herod, a director of the Company, in order to add an additional director to the board of directors.

Michael Herod (67)  is a VietNam Veteran and a successful businessman.  In 1970, he founded Herod Oil which owned producing oil wells in southern California and in Saudi Arabia.  The company successfully sold its wells and liquidated its holdings.  In 1980, Mr. Herod founded Herod Livestock Company, a beef cattle producing company.  Herod Livestock developed large herds of cattle in California.  The company expanded its operations to include larger herds of cattle and also cow-calf operations, yearlings and feedlot cattle operations as well.  By mid-1990s, Herod Livestock was operating in three states, California, Nevada and Idaho.  The livestock business was sold at the end of the 1990’s.  In early 2000, H & J Feed Company was created which owned an animal feed business in northern California and also conducted hay brokering as well.  H & J Feed opened a large retail store in Reno, Nevada.  H & J Feed began selling Excelerite in the store in bulk and became a major distributor of Excelerite nationwide.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

By:	/s/ Dennis Cullison
Name:	Dennis Cullison
Title:	Chairman, President and Director
Dated:	June 16, 2014

By:	/s/ Larry Bonafide
Name:	Larry Bonafide
Title:	Chief Financial Officer and Director
Dated:	June 16, 2014

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